Exhibit 10.38

FIRST AMENDMENT TO DEED OF LEASE

THIS FIRST AMENDMENT TO DEED OF LEASE (“Amendment”) is made and entered into as of the 27th day of December, 2006 by and between EQUINIX RP II LLC, a Delaware limited liability company (“Landlord”), and EQUINIX OPERATING CO, INC., a Delaware corporation (“Tenant”), successor-in-interest to EQUINIX INC., a Delaware corporation (“Equinix”).

WITNESSETH:

A.	Landlord and Equinix have heretofore entered into that certain Deed of Lease dated as of December 21, 2005 (the “Lease”) for the Leased Premises located at Beaumeade Corporate Park, 21691, 21701, 21711, 21715, 21721 and 21731 Filigree Court, Ashburn, Virginia 2014 (the “Property”).

B.	Equinix has assigned its interest in the Lease to Tenant and Tenant has assumed all of Equinix’s obligations under the Lease pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease of even date herewith between Tenant and Equinix.

C.	The parties mutually desire to amend the Lease, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

1.	Term. Notwithstanding anything to the contrary set forth in Section 5(a) of the Lease, the Commencement Date shall be December 21, 2005, and the Expiration Date shall be January 31, 2026.

2.	Definitions. (a) The definition of SFT I Mortgage is hereby amended and restated as follows:

“SFT I Mortgage” shall mean that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated December 21, 2005, granted by Landlord for the benefit of Mortgage Lender to secure Landlord’s obligations under the Mortgage Lender Financing as evidenced by the Mortgage Loan Documents, as amended by that certain First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Assignment of Leases and Rents, dated as of December 27, 2006 (as further amended or modified from time to time).

(b)	The following defined term is hereby added in the appropriate alphabetical order:

“Customer Agreements” shall mean Customer Agreements as defined in Section 19(d).

“Equinix” shall mean Equinix, Inc., a Delaware corporation.

“Equinix OpCo” shall mean Equinix Operating Co., Inc., a Delaware corporation.

“Financial Strength Criteria” as applied to any Person as of any date of determination means that such Person (a) has a net worth and financial strength on such date of determination equal to or greater than the lower of (1) the net worth and financial strength of Equinix on the Initial Closing Date and (2) the net worth and financial strength of Carveout Guarantor (as such term is used in the Loan Agreement) on such date of determination, provided that in either case, the net worth of such Person is not less than $262,000,000, and (b) is experienced in, or, has a management team with experience in the management and operation of first-class data centers comparable to data centers operated by Equinix or Equinix OpCo, and which, clause (a) and (b) are demonstrated to the reasonable satisfaction of Landlord and Lender and approved in writing by Lender, which approval shall not be unreasonably withheld, delayed or conditioned.

“Investment Grade Criteria” as applied to any Person means that such Person has a credit rating of either “BBB-” or higher from S&P or “Baa3” or higher from Moody’s, (or an approximately equivalent credit rating from an alternative nationally recognized credit rating agency, as applicable).

“Moody’s” means Moody’s Investors Service, Inc., or its successor in interest

“Loan Agreement” means that certain Loan and Security Agreement dated December 21, 2005 between Landlord and Mortgage Lender executed in connection with the Mortgage Lender Financing, as amended by that certain First Omnibus Modification Agreement dated December 27, 2006, as amended or modified from time to time.

“S&P” means Standard & Poor’s Ratings Services or its successor in interest

3.	Basic Rent. Section 6(a) of the Lease is hereby amended and restated as follows:

(a) Commencing on the Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States, without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise specifically set forth herein, for each calendar month of the Term, monthly rent in the amount of $602,236.84 (“Basic Rent”), in advance, on the first day of the Term and then on the first day of each calendar month thereafter (each such day being a “Basic Rent Payment Date”); without abatement, deduction, claim, offset, prior notice or demand. If the first day of the Term is not the first day of a calendar month, then the amount of the Basic

Rent due and payable shall be prorated. Each such rental payment shall be made, at Landlord’s sole discretion, to Landlord by wire transfer in Federal Funds in accordance with the wiring instructions set forth on Exhibit “E” attached hereto and made a part hereof and/or to such one or more other Persons, at such addresses as Landlord may direct by fifteen (15) days’ prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), on or before the applicable Basic Rent Payment Date. Notwithstanding anything to the contrary herein, beginning on the Basic Rent Payment Date occurring on January 1, 2007 and for the remainder of the Term through the Expiration Date, Basic Rent shall mean the monthly rent in the amount of $1,011,633.00.

4.	Alterations and Improvements. Section 12(a) of the Lease is hereby amended and restated as follows:

(a) Landlord has reviewed and approved the initial alterations contemplated by Tenant as described on Exhibit “F” (the “Initial Alterations”), comprising at least $40,000,000.00 in hard costs and soft costs (which soft costs shall not exceed customary and commercially reasonable amounts) and which shall among other things, upgrade, improve and enhance the value of the Building C, Building E and Building F, and acknowledges that such Initial Alterations shall not require further approval by Landlord but that Tenant shall deliver to Landlord the as-built drawings in CAD and hard copy and copies of any permits for such Initial Alterations upon completion thereof, as required below. Tenant shall not remove any portion of the Initial Alterations at the end of the Term and such Initial Alterations shall become a part of the Leased Premises and Landlord’s property. On or before December 31, 2007, subject to reasonable extensions for force majeure delays, and in accordance with this Section 12, Tenant shall be required to (i) complete the Initial Alterations and (ii) complete all Work in connection with the build-out of Building E and commence operations of Building E. In connection with the Initial Alterations, Tenant shall provide Landlord and Lender, if not otherwise previously provided, with a copy the plans and specifications and budget for the Initial Alterations.

5.	Preapproved Assignments. Section 19 is hereby amended to read in its entirety as follows:

“(a) Tenant shall have the right, upon fifteen (15) days prior written notice to Landlord, with no consent of Landlord being required or necessary (“Preapproved Assignment”), to assign this Lease by operation of law or otherwise to any of the following Persons (each a “Preapproved Assignee”): (i) an affiliate, subsidiary, or parent of Equinix, Inc., or a corporation, partnership or other legal entity wholly owned by Equinix, Inc. (collectively, an “Affiliated Party”), or (ii) a successor to Tenant by acquisition or merger, or by a consolidation or reorganization, or by any Transfer (as defined in the Loan Agreement) or series of Transfers resulting in any Person acquiring, directly or indirectly, more than a forty-nine percent (49%) ownership interest in Tenant (if such Person did not, prior to such Transfers, own at least forty-nine percent (49%) of the ownership interests of Tenant, pursuant to which Tenant ceases to exist as a legal entity (each such party a “Successor Party”); provided, however, that as a condition precedent to such Preapproved Assignment, such Preapproved Assignee shall either (x) satisfy the Investment Grade Criteria or the Financial Strength Criteria on the date of such Preapproved Assignment or (y) provide or cause to be provided to Landlord a guaranty in form and substance reasonably acceptable to Landlord and approved by Lender in writing from an entity that satisfies the Investment Grade Criteria or the Financial Strength Criteria on the date of such Preapproved Assignment.”

6.	Effective Date. This Amendment shall become effective as an amendment to the Lease as of the date of this Amendment (the “Effective Date”) and shall continue in effect until its termination in accordance with the terms of the Lease.

7.	Whole Amendment. This Amendment in conjunction with the Lease sets forth the entire agreement between the parties with respect to the matters set forth herein and therein. There have been no additional oral or written representations or agreements. In case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.	Counterparts. This Amendment may be executed by facsimile or by original signature in any number of counterparts, each of which when executed and delivered, will be deemed an original and all of which taken together, will be deemed one and the same agreement.

9.	Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Lease.

10.	Ratification. Except as expressly modified by this Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect during the Term of the Lease.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first above written.

LANDLORD:

EQUINIX RP II LLC, a Delaware limited liability company

By:	/s/ Keith D. Taylor	(Seal)
Name:	Keith D. Taylor
Title:	Manager

TENANT:

EQUINIX OPERATING CO., INC., a Delaware corporation

By:	/s/ Keith D. Taylor	(Seal)
Name:	Keith D. Taylor
Title:	CFO